Exhibit 99.1

BIMINI CAPITAL MANAGEMENT ANNOUNCES Third QUARTER 2024 RESULTS

VERO BEACH, Fla., (October 31, 2024) – Bimini Capital Management, Inc. (OTCQB: BMNM), (“Bimini Capital,” “Bimini,” or the “Company”), today announced results of operations for the three-month period ended September 30, 2024.

Third Quarter 2024 Highlights

●	Net income of $0.3 million, or $0.03 per common share
●	Book value per share of $0.83
●	Company to discuss results on Friday, November 1, 2024, at 10:00 AM ET

Management Commentary

Commenting on the third quarter results, Robert E. Cauley, Chairman and Chief Executive Officer, said, “The long-awaited impacts of tight monetary policy orchestrated by the Federal Reserve appear to have finally had the desired impacts on inflation and the imbalances in the labor market. Inflation is closing in on the Fed’s 2% target and hiring and wage growth are slowing while the unemployment rate has steadily risen. In contrast, growth in the economy and consumer spending have remained robust throughout. In late September the Fed reduced the overnight funding rate by 50 basis points, and the market anticipated it was the first of many such cuts.  Unfortunately, the non-farm payroll report for September 2024, released in early October, as well as the latest readings on inflation and consumer spending, imply the economy may not be weakening so much after-all. If this proves to be the case the magnitude and urgency of additional rate cuts by the Fed may differ with those market expectations mentioned above.

“Orchid Island Capital reported net income for the third quarter 2024 of $17.3 million and its shareholders equity increased from $555.9 million to $656.0 million. As a result, Bimini's advisory service revenues of approximately $3.3 million represented a 4% increase over the second quarter. The growth in Orchid’s capital base during the third quarter would translate into higher quarterly revenues – all else equal – for a full quarter. As mentioned above, if the Fed’s easing cycle proves to be brief and the economy remains resilient, capital raising opportunities for Orchid may not materialize in the near term.

“The investment portfolio generated net interest income of $0.3 million inclusive of dividends on our shares of Orchid Island. Mark to market gains and losses on our MBS portfolio, hedge positions and shares of Orchid netted to income of $0.4 million. The Company – inclusive of both the advisory services segment and the investment portfolio segment, recorded net income before taxes for the quarter of $0.8 million versus a net loss before taxes of $0.2 million for the second quarter of 2024.”

Details of Third Quarter 2024 Results of Operations

The Company reported net income of $0.3 million for the three-month period ended September 30, 2024. Advisory service revenue for the quarter was $3.3 million. We recorded interest and dividend income of $1.7 million and interest expense on repurchase agreements of $1.4 million and on long-term debt of $0.6 million. We recorded an unrealized $0.1 million mark to market loss on our shares of Orchid common stock, net unrealized gains of $2.5 million on our MBS portfolio and net losses of $2.0 million on our derivative holdings. The results for the quarter also included operating expenses of $2.6 million and an income tax provision of $0.5 million.

Management of Orchid Island Capital, Inc.

Orchid is managed and advised by Bimini. As Manager, Bimini is responsible for administering Orchid’s business activities and day-to-day operations. Pursuant to the terms of the management agreement, Bimini Advisors provides Orchid with its management team, including its officers, along with appropriate support personnel. Bimini also maintains a common stock investment in Orchid which is accounted for under the fair value option, with changes in fair value recorded in the statement of operations for the current period. For the three months ended September 30, 2024, Bimini’s statement of operations included a fair value adjustment of $(0.1) million and dividends of $0.2 million from its investment in Orchid’s common stock. Also, during the three months ended September 30, 2024, Bimini recorded $3.3 million in advisory services revenue for managing Orchid’s portfolio consisting of $2.4 million of management fees, $0.6 million in overhead reimbursement and $0.2 million in repurchase, clearing and administrative fees.

Book Value Per Share

The Company's Book Value Per Share on September 30, 2024 was $0.83. The Company computes Book Value Per Share by dividing total stockholders' equity by the total number of shares outstanding of the Company's Class A Common Stock. At September 30, 2024, the Company's stockholders’ equity was $8.3 million, with 10,005,457 Class A Common shares outstanding.

Capital Allocation and Return on Invested Capital

The Company allocates capital between two MBS sub-portfolios, the pass-through MBS portfolio (“PT MBS”) and the structured MBS portfolio, consisting of interest only (“IO”) and inverse interest-only (“IIO”) securities. The table below details the changes to the respective sub-portfolios during the quarter.

Portfolio Activity for the Quarter
		Structured Security Portfolio
			Inverse
	Pass	Interest	Interest
	Through	Only	Only
	Portfolio	Securities	Securities	Sub-total	Total
Market Value - June 30, 2024	$83,960,741	$2,450,477	$3,501	$2,453,978	$86,414,719
Securities purchased	31,715,015	-	-	-	31,715,015
Return of investment	n/a	(84,011)	(162)	(84,173)	(84,173)
Pay-downs	(2,097,231)	n/a	n/a	n/a	(2,097,231)
Discount accreted due to pay-downs	16,953	n/a	n/a	n/a	16,953
Mark to market gains	2,453,793	4,468	5,106	9,574	2,463,367
Market Value - September 30, 2024	$116,049,271	$2,370,934	$8,445	$2,379,379	$118,428,650

The tables below present the allocation of capital between the respective portfolios at September 30, 2024 and June 30, 2024, and the return on invested capital for each sub-portfolio for the three-month period ended September 30, 2024. Capital allocation is defined as the sum of the market value of securities held, less associated repurchase agreement borrowings, plus cash and cash equivalents and restricted cash associated with repurchase agreements. Capital allocated to non-portfolio assets is not included in the calculation.

Capital Allocation
		Structured Security Portfolio
			Inverse
	Pass	Interest	Interest
	Through	Only	Only
	Portfolio	Securities	Securities	Sub-total	Total
September 30, 2024
Market value	$116,049,271	$2,370,934	$8,445	$2,379,379	$118,428,650
Cash equivalents and restricted cash	5,706,502	-	-	-	5,706,502
Repurchase agreement obligations	(113,022,999)	-	-	-	(113,022,999)
Total(1)	$8,732,774	$2,370,934	$8,445	$2,379,379	$11,112,153
% of Total	78.6%	21.3%	0.1%	21.4%	100.0%
June 30, 2024
Market value	$83,960,741	$2,450,477	$3,501	$2,453,978	$86,414,719
Cash equivalents and restricted cash	6,223,538	-	-	-	6,223,538
Repurchase agreement obligations	(82,875,999)	-	-	-	(82,875,999)
Total(1)	$7,308,280	$2,450,477	$3,501	$2,453,978	$9,762,258
% of Total	74.9%	25.1%	0.0%	25.1%	100.0%

The returns on invested capital in the PT MBS and structured MBS portfolios were approximately 7.5% and 2.1%, respectively, for the three months ended September 30, 2024. The combined portfolio generated a return on invested capital of approximately 6.2%.

Returns for the Quarter Ended September 30, 2024
		Structured Security Portfolio
			Inverse
	Pass	Interest	Interest
	Through	Only	Only
	Portfolio	Securities	Securities	Sub-total	Total
Interest income (expense) (net of repo cost)	$71,254	$40,897	$(15)	$40,882	$112,136
Realized and unrealized gains	2,470,746	4,468	5,106	9,574	2,480,320
Hedge losses	(1,991,315)	n/a	n/a	n/a	(1,991,315)
Total Return	$550,685	$45,365	$5,091	$50,456	$601,141
Beginning capital allocation	$7,308,280	$2,450,477	$3,501	$2,453,978	$9,762,258
Return on invested capital for the quarter(1)	7.5%	1.9%	145.4%	2.1%	6.2%

(1)	Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.

Prepayments

For the third quarter of 2024, the Company received approximately $2.2 million in scheduled and unscheduled principal repayments and prepayments, which equated to a 3-month constant prepayment rate (“CPR”) of approximately 6.3% for the third quarter of 2024. Prepayment rates on the two MBS sub-portfolios were as follows (in CPR):

	PT	Structured
	MBS Sub-	MBS Sub-	Total
Three Months Ended	Portfolio	Portfolio	Portfolio
September 30, 2024	6.3	6.7	6.3
June 30, 2024	10.9	5.5	10.0
March 31, 2024	18.0	9.2	16.5
December 31, 2023	8.9	4.6	8.0
September 30, 2023	4.3	6.6	4.8
June 30, 2023	8.0	13.0	9.6
March 31, 2023	2.4	10.3	5.0

Portfolio

The following tables summarize the MBS portfolio as of September 30, 2024 and December 31, 2023:

($ in thousands)
				Weighted
		Percentage		Average
		of	Weighted	Maturity
	Fair	Entire	Average	in	Longest
Asset Category	Value	Portfolio	Coupon	Months	Maturity
September 30, 2024
Fixed Rate MBS	$116,050	98.0%	5.61%	342	1-Apr-54
Structured MBS	2,379	2.0%	2.85%	283	15-May-51
Total MBS Portfolio	$118,429	100.0%	5.24%	341	1-Apr-54
December 31, 2023
Fixed Rate MBS	$90,181	97.3%	6.00%	343	1-Nov-53
Structured MBS	2,550	2.7%	2.84%	290	15-May-51
Total MBS Portfolio	$92,731	100.0%	5.44%	341	1-Nov-53

($ in thousands)
	September 30, 2024		December 31, 2023
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$35,338	29.8%	$38,204	41.2%
Freddie Mac	83,091	70.2%	54,527	58.8%
Total Portfolio	$118,429	100.0%	$92,731	100.0%

	September 30, 2024	December 31, 2023
Weighted Average Pass Through Purchase Price	$102.99	$104.43
Weighted Average Structured Purchase Price	$4.48	$4.48
Weighted Average Pass Through Current Price	$102.06	$101.55
Weighted Average Structured Current Price	$13.68	$13.46
Effective Duration (1)	2.627	2.508

(1)

Effective duration is the approximate percentage change in price for a 100 basis point change in rates. An effective duration of 2.627 indicates that an interest rate increase of 1.0% would be expected to cause a 2.627% decrease in the value of the MBS in the Company’s investment portfolio at September 30, 2024. An effective duration of 2.508 indicates that an interest rate increase of 1.0% would be expected to cause a 2.508% decrease in the value of the MBS in the Company’s investment portfolio at December 31, 2023. These figures include the structured securities in the portfolio but not the effect of the Company’s hedges. Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Financing and Liquidity

As of September 30, 2024, the Company had outstanding repurchase obligations of approximately $113.0 million with a net weighted average borrowing rate of 5.20%. These agreements were collateralized by MBS with a fair value, including accrued interest, of approximately $118.8 million. At September 30, 2024, the Company’s liquidity was approximately $4.7 million, consisting of unpledged MBS and cash and cash equivalents.

We may pledge more of our structured MBS as part of a repurchase agreement funding but retain cash in lieu of acquiring additional assets. In this way, we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash. Below is a list of outstanding borrowings under repurchase obligations at September 30, 2024.

($ in thousands)
Repurchase Agreement Obligations
			Weighted	Weighted
	Total		Average	Average
	Outstanding	% of	Borrowing	Maturity
Counterparty	Balances	Total	Rate	(in Days)
Marex Capital Markets Inc.	$26,185	23.2%	5.21%	17
Mirae Asset Securities (USA) Inc.	20,016	17.7%	5.25%	18
DV Securities, LLC Repo	19,930	17.6%	5.06%	28
Clear Street LLC	17,894	15.8%	5.31%	33
South Street Securities, LLC	17,126	15.2%	5.03%	24
Mitsubishi UFJ Securities, Inc.	11,872	10.5%	5.37%	25
	$113,023	100.0%	5.20%	24

(1)

Equal to the fair value of securities sold (including accrued interest receivable) and cash posted as collateral, if any, minus the sum of repurchase agreement liabilities, accrued interest payable and securities posted by the counterparty (if any).

Summarized Consolidated Financial Statements

The following is a summarized presentation of the unaudited consolidated balance sheets as of September 30, 2024, and December 31, 2023, and the unaudited consolidated statements of operations for the nine and three months ended September 30, 2024 and 2023. Amounts presented are subject to change.

BIMINI CAPITAL MANAGEMENT, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited - Amounts Subject to Change)

	September 30, 2024	December 31, 2023
ASSETS
Mortgage-backed securities	$118,428,650	$92,730,852
Cash equivalents and restricted cash	5,706,502	4,470,286
Orchid Island Capital, Inc. common stock, at fair value	4,677,763	4,797,269
Accrued interest receivable	572,506	488,660
Deferred tax assets, net	17,995,449	19,047,680
Other assets	4,251,713	4,063,267
Total Assets	$151,632,583	$125,598,014

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$113,022,999	$86,906,999
Long-term debt	27,373,739	27,394,417
Other liabilities	2,912,616	3,168,857
Total Liabilities	143,309,354	117,470,273
Stockholders' equity	8,323,229	8,127,741
Total Liabilities and Stockholders' Equity	$151,632,583	$125,598,014
Class A Common Shares outstanding	10,005,457	10,005,457
Book value per share	$0.83	$0.81

BIMINI CAPITAL MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited - Amounts Subject to Change)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2024	2023	2024	2023
Advisory services	$9,396,828	$10,518,862	$3,300,512	$3,620,002
Interest and dividend income	4,781,408	2,781,763	1,690,252	1,111,659
Interest expense	(5,558,657)	(3,624,861)	(1,980,863)	(1,441,371)
Net revenues	8,619,579	9,675,764	3,009,901	3,290,290
Other income (expense)	1,067,454	(2,466,795)	420,726	(2,360,590)
Expenses	8,439,314	6,657,293	2,627,343	2,105,424
Net income (loss) before income tax provision (benefit)	1,247,719	551,676	803,284	(1,175,724)
Income tax provision (benefit)	1,052,231	(320,596)	547,059	(757,016)
Net income (loss)	$195,488	$872,272	$256,225	$(418,708)

Basic and Diluted Net (Loss) Income Per Share of:
CLASS A COMMON STOCK	$0.02	$0.09	$0.03	$(0.04)
CLASS B COMMON STOCK	$0.02	$0.09	$0.03	$(0.04)

	Three Months Ended September 30,
Key Balance Sheet Metrics	2024	2023
Average MBS(1)	$102,421,681	$74,315,815
Average repurchase agreements(1)	97,949,499	71,055,794
Average stockholders' equity(1)	8,195,116	13,199,138

Key Performance Metrics
Average yield on MBS(2)	5.80%	4.51%
Average cost of funds(2)	5.61%	4.68%
Average economic cost of funds(3)	5.75%	4.74%
Average interest rate spread(4)	0.19%	(0.17)%
Average economic interest rate spread(5)	0.05%	(0.23)%

(1)	Average MBS, repurchase agreements and stockholders’ equity balances are calculated using two data points, the beginning and ending balances.
(2)

Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/repurchase agreement balances and are annualized for the quarterly periods presented.

(3)	Represents interest cost of our borrowings and the effect of derivative agreements attributed to the period related to hedging activities, divided by average repurchase agreements.
(4)	Average interest rate spread is calculated by subtracting average cost of funds from average yield on MBS.
(5)	Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on MBS.

About Bimini Capital Management, Inc.

Bimini Capital Management, Inc. invests primarily in, but is not limited to investing in, residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae). Its objective is to earn returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows. In addition, Bimini generates a significant portion of its revenue serving as the manager of the MBS portfolio of, and providing certain repurchase agreement trading, clearing and administrative services to, Orchid Island Capital, Inc.

Forward Looking Statements

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Bimini Capital Management, Inc.'s filings with the Securities and Exchange Commission, including Bimini Capital Management, Inc.'s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Bimini Capital Management, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Friday, November 1, 2024, at 10:00 AM ET. Participants can register and receive dial-in information at https://register.vevent.com/register/BI909b06944b334b3e8e769108f5807eab. A live audio webcast of the conference call can be accessed at https://edge.media-server.com/mmc/p/qzvibaf6 or via the investor relations section of the Company's website at https://ir.biminicapital.com. An audio archive of the webcast will be available for 30 days after the call.

CONTACT:

Bimini Capital Management, Inc.

Robert E. Cauley, 772-231-1400

Chairman and Chief Executive Officer

https://ir.biminicapital.com